Exhibit 99.2

ASSIGNMENT AND ASSUMPTION

OF LIABILITIES AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LIABILITIES AGREEMENT (the "Agreement") is made and entered into this October 7th, 2015, by and between CANNABICS INC., a Delaware Corporation ("Assignee"), and CANNABICS PHARMACEUTICALS INC., a Nevada Corporation ("Assignor") and is as follows:

RECITALS

WHEREAS, Assignor is a bio-technology public company with the contractual obligation to fund various current clinical and research studies, which along with standing corporate liability and debt of $564,000 (Five Hundred Sixty Four Thousand Dollars); and

WHEREAS, Assignor has with no revenues and has been unsuccessful in attracting suitable funding for said activities;

WHEREAS, Assignor is the named inventor and owner of all rights, title, and interest in and to the intellectual property listed in Exhibit A, attached hereto and incorporated herein as if fully reproduced (the “Transferred Assets”); and

WHEREAS, Assignee is a private bio-technology company intimately knowledgeable in the field of cannabinoid sciences, and currently has no significant debts;

WHEREAS, In order to remove a significant amount of its obligation of said Debts and current Liabilities from the financial books and records of the public Company, Assignor desires to assign and transfer to Assignee, and Assignee desires to obtain from Assignor an Assignment and Transfer of the Transferred Assets in consideration for its Assumption of $362,000 (Three Hundred Sixty Two Thousand Dollars) of Assignor’s Debts and current Liabilities pursuant to this Assignment & Assumption of Liabilities Agreement.

NOW, THEREFORE effective as of this date in consideration of Assignor’s transfer of the Transferred Assets; along with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged as received, and in consideration of the foregoing and the covenants and promises contained herein; the Parties agree that Assignee shall assume the obligations of the Assignor in and to the several debts as more specifically enumerated in Exhibit B, attached hereto and incorporated herein as if fully reproduced, (the “Assumed Debts”).

1.     Incorporation of Recitals.  The recitals above are not mere statements of fact but are contractual in nature and are incorporated herein by this reference.

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2.     The Assignment.  Assignor does absolutely and irrevocably TRANSFER, ASSIGN, CONVEY AND DELIVER unto Assignee, its successors and assigns, all of Assignor's rights, title, interest, and obligations in and to the Transferred Assets, that is, a provisional Patent filed 27th May, 2015, for “System and Method for High Throughput Screening of Cancer Cells”; as well as “Grin Ultra Ltd.”, an Israeli Corporation in good standing and subsidiary to Assignor, to include any reissues, reexaminations, renewals, continuations, continuations-in-part, divisions, substitute applications thereof, and the like, and any extensions thereof, and all patents worldwide that may be granted thereon, together with the right to file such applications and the right to claim for the same the priority rights derived from such patent application under the laws of the United States and its territorial possessions, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, to be held and enjoyed by Assignee for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such patents may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.

3.     The Assumption.  Assignee hereby assumes full obligation for the $362,000 in Assignor’s Debts and current Liabilities; and agrees to pay, perform, fulfill, and discharge said debts to the best of its ability and within a reasonable business manner. As such Assignee hereby agrees to be bound by all of the provisions of those accumulated Debts and “Steps into the Shoes” of Assignor as the sole and ultimate Obligor of said Debts. Assignee understands that this binding Agreement allows the payees of the Assignor to enforce their monetary claims against it directly; consents and shall contact said payees to Assume said Debts in direct privity.

4.     Indemnification. ASSIGNOR HEREBY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE ASSIGNEE FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, EXPENSES (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS’ FEES AND COURT COSTS), AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, WITHOUT LIMITS AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF OR NEGLIGENCE OF ANY PARTY, INCLUDING, BUT NOT LIMITED TO, THE SOLE, ACTIVE, PASSIVE, JOINT, OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY (OF WHATEVER CHARACTER) OF ASSIGNEE, ARISING OUT OF OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS ASSIGNMENT AND THE TRANSFERRED ASSETS. ASSIGNEE’S INDEMNITY UNDER THIS PARAGRAPH SHALL BE ABSOLUTE AND WITHOUT REGARD TO AND WITHOUT ANY RIGHT TO CONTRIBUTION FROM ANY INSURANCE MAINTAINED BY ASSIGNOR.

5.     Prior Agreements; Waiver. No modification of this Assignment shall be of any force or effect unless in writing and signed by an authorized signatory of both Parties. This Assignment constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes those provisions of all prior and contemporaneous agreements, representations and understandings of the parties pertaining to the same subject matter. No waiver of any of the provisions of this Assignment shall be deemed to, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

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6.     Representations and Warranties.  Assignee and Assignor each represents and warrants to the other that each party has all necessary power and authority to execute, deliver and perform this Agreement and carry out its obligations hereunder.

7.     Successors. This Agreement will apply to, and be binding in all respects upon, and inure to the benefit of the successors and assigns of the parties.

IN WITNESS WHEREOF, Assignor hereby assigns the Transferred Assets to the Assignee and the Assignee hereby accepts said assignment and has hereunto set hand and seal on the following dates.

ASSIGNOR:	ASSIGNEE:

/s/ Itamar Borochov	/s/ Eyal Barad
Itamar Borochov, Dir., CEO	Eyal Barad, Director

/s/ Dr. Eyal Ballan	/s/ Shai Avraham Sarid
Dr. Eyan Ballan, Dir.	Shai Avraham Sarid, Director

/s/ Shai Avraham Sarid	/s/ Eyal Ballan
Shai Avraham Sarid	Eyal Ballan, Director

/s/ Itamar Borochov
Itamar Borochov, Director

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SCHEDULE A

TRANSFERRED ASSETS

1)	Provisional USPTO Application # 62166716, “System and Method for High Throughput Screening of Cancer Cells”, filed 27th May, 2015.

2)	Subsidiary “Grin Ultra Ltd.”, Israeli Company’s listing #515125557.

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Schedule B – Assumed Debts

$112,000	-	Research Study
$ 80,000	-	Hospital Clinical Trials
$ 6,000	-	Regulatory Plan fee
$ 5,000	-	General Expenses Grin Ultra (Subsidiary)
$ 5,000	-	Office and Laboratory Lease Grin Ultra (Subsidiary)
$ 4,000	-	Accountants (Israel) Grin Ultra (Subsidiary)

$212,000	-	TOTAL

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